UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

Securitization Transactions

General

On May 2, 2024 (the “Closing Date”), Cogent IPv4 LLC (the “Issuer”), a special-purpose, bankruptcy remote, indirect wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), completed the previously announced financing transaction by issuing $206,000,000 aggregate principal amount of 7.924% secured IPv4 address revenue notes, Series 2024-1 Class A-2 (collectively, the “Notes”), with an anticipated term ending in May 2029 (such anticipated repayment date, the “ARD”), in an offering exempt from registration under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Base Indenture”), as supplemented by the Series 2024-1 Supplement thereto, dated as of the Closing Date (the “Series 2024-1 Supplement”), in each case entered into by and between the Issuer and Wilmington Trust, National Association, as the indenture trustee (the “Trustee”).

The Base Indenture allows the Issuer to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2024-1 Supplement, and any other series supplements to the Base Indenture, is referred to herein as the “Indenture.”

The Notes were issued as part of a securitization transaction, pursuant to which certain Internet Protocol version 4 (“IPv4”) addresses, customer IPv4 address leases, customer accounts receivables and other IPv4 address assets (collectively, “IPv4 Address Assets”) were contributed or sold to the Issuer and are included as collateral for the Notes.

Notes

While the Notes are outstanding, scheduled payments of interest are required to be made on the Notes on a monthly basis. From and after the ARD, principal payments will also be required to be made on the Notes on a monthly basis. No principal payments will be due on the Notes prior to the ARD, unless certain rapid amortization or acceleration triggers are activated.

The legal final maturity date of the Notes is in May of 2054. If the Issuer has not repaid or refinanced any Note prior to the monthly payment date in May of 2029, additional interest will accrue thereon in an amount equal to the greater of (i) 5.0% per annum and (ii) the excess amount, if any, by which the sum of the following exceeds the interest rate for such Note: (A) the yield to maturity (adjusted to a “mortgage-equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the ARD for such Note of the United States Treasury Security having a remaining term closest to 10 years; plus (B) 5.0%; plus (C) the post-ARD note spread of 3.400% applicable to such Note.

Collateral and Guarantee

The Notes are obligations only of the Issuer pursuant to the Indenture, and are secured by a security interest in substantially all of the IPv4 Address Assets pursuant to the Indenture. The Notes are guaranteed by Cogent IPv4 Holdco LLC, a special-purpose entity and an indirect wholly owned subsidiary of the Company, as the Guarantor (the “Guarantor”), pursuant to a guaranty, dated as of the Closing Date (the “Guaranty”) by the Guarantor in favor of the Trustee, pursuant to which the Guarantor has granted a security interest in the equity interests of the Issuer as collateral security for its obligations under the Guaranty. Except as described below, neither the Company nor any subsidiary of the Company, other than the Issuer and the Guarantor, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the Notes.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type. These covenants and restrictions include (i) that the Issuer maintains a liquidity reserve account to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Notes prior to the monthly payment date in May of 2028, (iii) certain indemnification payments in the event, among other things, that the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. As provided in the Base Indenture, the Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. In addition, if certain utilization thresholds are not met (i.e., the proportion of IP addresess which are leased to the total number of IP addresses owned by the Issuer falls below certain thresholds), the Issuer will be required to apply collections to the repayment of the Notes and in certain circumstances, the noteholders will have the ability to direct a sale of the IP Address Assets, in whole or in part, pursuant to the terms set forth in the Indenture. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture and the Series 2024-1 Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Supplements to Existing Indentures

As previously disclosed, the Company’s direct, wholly owned subsidiary, Cogent Communications Group, LLC (f/k/a Cogent Communications Group, Inc.) (“Cogent Group”), is the issuer of $500.0 million aggregate principal amount of 3.50% senior secured notes due 2026 (the “2026 Notes”) and $450.0 million aggregate principal amount of 7.00% senior notes due 2027 (together with the 2026 Notes, the “Existing Notes”).

On the Closing Date, Cogent Group entered into a first supplemental indenture to each of the indentures governing the Existing Notes to add Sprint Solutions Wireline LLC as a guarantor of the Existing Notes (collectively, the “New Guarantor Supplemental Indentures”).

In connection with the conversion of Cogent Group from a corporation to a limited liability company, Cogent Group entered into a second supplemental indenture to each of the indentures governing the Existing Notes to add Cogent Finance, Inc. as a co-obligor under each series of Existing Notes and to make corresponding changes thereto (collectively, together with the New Guarantor Supplemental Indentures, the “Existing Notes Supplemental Indentures”).

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Existing Notes Supplemental Indentures, which are filed as Exhibits 4.3 through 4.6 hereto, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained under the header “Securitization Transactions” in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Base Indenture, dated as of May 2, 2024, by and between Cogent IPv4 LLC and Wilmington Trust, National Association.
4.2	Series 2024-1 Supplement, dated as of May 2, 2024, by and between Cogent IPv4 LLC and Wilmington Trust, National Association.
4.3	First Supplemental Indenture, dated as of May 2, 2024, by and among Cogent Communications Group, LLC, Sprint Solutions Wireline LLC and Wilmington Trust, National Association, as trustee and collateral agent.
4.4	First Supplemental Indenture, dated as of May 2, 2024, by and among Cogent Communications Group, LLC, Sprint Solutions Wireline LLC and Wilmington Trust, National Association, as trustee.
4.5	Second Supplemental Indenture, dated as of May 3, 2024, by and among Cogent Communications Group, LLC, Cogent Finance, Inc. and Wilmington Trust, National Association, as trustee and collateral agent.
4.6	Second Supplemental Indenture, dated as of May 3, 2024, by and among Cogent Communications Group, LLC, Cogent Finance, Inc. and Wilmington Trust, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.
Dated: May 3, 2024
	By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

4